UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800-320-1911

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

FTE Networks, Inc. (the “Company” or “FTE”) today issued a shareholder update. The full text of the letter from interim CEO Michel P. Beys follows.

Dear Shareholders:

My last shareholder update was sent on December 23, 2020 and the Company has made considerable progress since then. For the past 15 months in my role as interim CEO, I have remained focused on preserving value for FTE shareholders, taking corrective action to improve corporate governance for the Company and preparing it for a return to a stock exchange. These are the same goals I laid out when I took on this role. I believe that we have advanced significantly on the first two goals but still have work to do in preparing to return to a national exchange.

Update on settlement with major shareholders

Recently, FTE took a big step forward in simplifying its capitalization structure by settling with two of its major shareholders.

On April 2, 2021, after months of negotiation, FTE amended the terms of the acquisition it made in December 2019 of the assets of Vision Property Management, the single-family residential portfolio that forms the foundation of FTE’s US Home Rentals (USHR) subsidiary and the Company’s primary business. As disclosed in the Form 8-K filed on April 5, 2021 with the Securities and Exchange Commission (the “SEC”), the Vision sellers agreed, among other things, to exchange the original equity consideration of approximately $220 million in shares of the Company’s Series I Preferred Stock for $20 million in shares of the Company’s Series I Preferred Stock plus 22,063,376 million shares of the Company’s common stock. We believe that amending the equity consideration in this manner improves the potential book value of FTE’s common stock and reduces the liquidation preference overhang.

USHR’s goal is to become a leading provider of affordable housing in tier 3 and tier 4 markets nationwide. As part of its ongoing efforts to overhaul its portfolio of approximately 3,000 homes, USHR is continuing to renovate and upgrade these homes for segmentation and/or strategic disposition purposes.

FTE also announced the execution of a modification and settlement with Lateral Juscom Feeder LLC and other related parties (collectively, “Lateral”) wherein Lateral released its claims for certain anti-dilution rights and agreed to share 50% of any net recoveries in connection with certain claims against merchant cash advance (MCA) lenders in return for $20 million in shares of the Company’s preferred stock and 6,838,481 shares of the Company’s common stock. We believe this modification and settlement benefits FTE shareholders as it eliminates a dilutive claim at a discount and adds a potentially sizable asset of litigation claims which could result in significant value to the Company.

Update on Operations and Financing

FTE has continued to experience delays in preparing its consolidated financial statements for 2020—the first of such reports that will consist primarily of the USHR subsidiary’s business operations. These reports have been delayed, in large part, due to the Company’s ongoing liquidity constraints (stemming from the current economic environment caused by the pandemic, disruptions to normal levels of revenues and operating cash flows, and limited access to alternative financing sources) which, in turn, has made it difficult to retain and incentivize certain accounting and finance professionals. These accounting and finance functions are essential to compiling and reporting the financial results of the Company’s consolidated business operations.

FTE remains severely cash constrained and is continuing to negotiate payment plans and forbearances with its major lenders and creditors. As previously disclosed, the Company’s largest real estate lender declared an event of default on December 30, 2020 and the Company is continuing to negotiate a forbearance agreement with the lender and its representatives. FTE is consistently working to raise growth capital via additional debt and equity capital funding sources.

FTE’s Board of Directors and I appreciate the support and patience of all of the Company’s stakeholders and wish you and your family good health and a prosperous 2021.

Sincerely,

Michael P. Beys

Interim CEO

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About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) through its subsidiary US Home Rentals, owns, operates, and invests in affordable rental housing in tier 3 and 4 markets. Single family home rentals (SFR) are a large, growing and attractive market. Nationally, home rentals are growing faster than home ownership. With a portfolio of approximately 3,000 affordable rental homes across the United States, FTE is one of the few companies with an established portfolio of assets for the affordable rental housing market.

For more information, please contact:

Corporate Contact:

FTE Networks, Inc.

237 W. 35th Street, Suite 601

New York, NY 10001

(877) 850-4308

ir@ftenet.com

Forward Looking Statements

This letter may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plan,” “believe,” “will,” “intends,” “expects,” “anticipate” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance, or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this letter is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

The information contained in this Item 7.01 of this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: April 15, 2021		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer

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